Exhibit 99.1

Orgenesis Announces Reverse Stock Split

GERMANTOWN, MD, September 23, 2024 – Orgenesis Inc. (Nasdaq:ORGS) (“Orgenesis” or the “Company”) today announced that its Board of Directors has approved a 1-for-10 reverse stock split of the Company’s common stock, par value $0.0001, which will be effective at 5:00 pm Eastern Time on September 24, 2024. The Company’s common stock will continue to be traded on The Nasdaq Capital Market on a split-adjusted basis beginning on September 25, 2024, under the Company’s existing trading symbol “ORGS”.

The reverse stock split is intended to regain compliance with the minimum bid price requirement of $1.00 per share of the Company’s common stock for continued listing on The Nasdaq Capital Market. The new CUSIP number following the reverse stock split will be 68619K303. The Company filed a Certificate of Change with the Nevada Secretary of State on September 20, 2024 to effect the reverse split.

The reverse stock split will affect all stockholders uniformly and will not alter the stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share as described in more detail below. The reverse stock split will reduce the number of shares of common stock issued and outstanding from 47,707,849 to approximately 4,770,785. The total authorized number of shares of common stock will be proportionally reduced from 145,833,334 to 14,583,333 shares of common stock. No fractional shares will be issued in connection with the reverse stock split. Each stockholder who would otherwise be entitled to receive a fraction of a share of the Company’s common stock will be entitled to receive a cash payment based on the closing price per share of the Company’s common stock as quoted on the Nasdaq Capital Market on September 24, 2024.

As of the effective date of the reverse stock split, the number of shares of common stock available for issuance under the Company’s equity incentive plans and issuable upon the exercise of stock options, warrants and convertible notes outstanding immediately prior to the reverse stock split will be proportionately affected by the reverse stock split. The exercise prices of the Company’s outstanding options and warrants (and conversion prices of the Company’s outstanding convertible notes) will be adjusted in accordance with their respective terms.

Securities Transfer Corporation (“STC”), the Company’s transfer agent, will act as the exchange agent for the reverse stock split. STC will provide instructions to any stockholders with physical certificates regarding the process for exchanging their certificates for split-adjusted shares into “book-entry form”. Those stockholders with common stock in “street name” will receive instructions from their brokers.

About Orgenesis:

Orgenesis is a global biotech company that has been committed to unlocking the potential of cell and gene therapies (CGTs) since 2012 as well as a paradigm-shifting decentralized approach to processing since 2020. This new model allows Orgenesis to bring academia, hospitals, and industry together to make these essential therapies a reality sooner rather than later. Orgenesis is focusing on advancing its CGTs toward eventual commercialization, while partnering with key industry stakeholders to provide a rapid, globally harmonized pathway for these therapies to reach and treat a larger numbers of patients more cost effectively and with better outcomes through great science and decentralized production. Additional information about the Company is available at: www.orgenesis.com.

Forward-Looking Statements:

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements relating to the timing, consummation, and impact of the reverse stock split, the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement, and the actions of third parties, including STC, with respect to the reverse stock split. Actual results could differ from those projected in any forward-looking statement due to numerous factors. Such factors include, among others, our ability to maintain compliance with Nasdaq’s continued listing standard, our ability to secure additional capital, our reliance on, and our ability to grow our point-of-care cell therapy platform, our ability to achieve and maintain overall profitability, our ability to manage our research and development programs that are based on novel technologies, our ability to control key elements relating to the development and commercialization of therapeutic product candidates with third parties, the timing of completion of clinical trials and studies, the availability of additional data, outcomes of clinical trials of our product candidates, the potential uses and benefits of our product candidates, the sufficiency of working capital to realize our business plans and our ability to raise additional capital, the development of our POCare strategy, our trans differentiation technology as therapeutic treatment for diabetes, the technology behind our in-licensed ATMPs not functioning as expected, our ability to further our CGT development projects, either directly or through our JV partner agreements, and to fulfill our obligations under such agreements, our license agreements with other institutions, our ability to retain key employees, our competitors developing better or cheaper alternatives to our products, risks relating to legal proceedings against us and the risks and uncertainties discussed under the heading “RISK FACTORS” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Investor relations contact for Orgenesis:

Crescendo Communications, LLC

Tel: 212-671-1021

Orgs@crescendo-ir.com

Communications contact for Orgenesis:

IB Communications Neil Hunter / Michelle Boxall